Execution - Exhibit 10.3
GUARANTY
This GUARANTY, dated as of September 27, 2024 (this “Guaranty”) is made by LD Holdings Group LLC (the “Guarantor”), a Delaware limited liability company, in favor of Mello Warehouse Securitization Trust 2024-1 (the “Beneficiary”), a Delaware statutory trust.
WHEREAS, the Beneficiary and loanDepot.com, LLC (the “LD Subsidiary”), a subsidiary of the Guarantor, have entered into a Master Repurchase Agreement and the Confirmation thereto, each dated as of September 27, 2024 (as amended or modified from time to time, together, the “Agreement”) pursuant to which the Beneficiary anticipates entering into one or more transactions from time to time;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor, intending to be legally bound, agrees as follows.
1. Guaranty.
(a)    The Guarantor hereby (i) fully, irrevocably and unconditionally guarantees the due and punctual payment of any and all obligations of the LD Subsidiary owed to the Beneficiary under the Agreement and (ii) acknowledges that any and all amounts payable by the Guarantor hereunder shall be pari passu with all other senior unsecured debt of the Guarantor.
(b)    This is a continuing Guaranty and a guaranty of payment (not merely of collection), and it shall remain in full force and effect until all amounts payable by the LD Subsidiary to the Beneficiary under the Agreement have been validly, finally and irrevocably paid in full and shall not be affected in any way by the absence of any action to obtain those amounts from the LD Subsidiary or any other guarantor or surety or to proceed against any other security provided by the LD Subsidiary or any other person or entity.
(c)    The Guarantor hereby agrees that it shall not be necessary, as a condition precedent to enforcement of this Guaranty, that a suit first be instituted against the LD Subsidiary or that any rights or remedies first be exhausted against the LD Subsidiary and the Guarantor hereby waives diligence, presentment, demand on the LD Subsidiary for payment or otherwise, filing of claims, requirement of a prior proceeding against the LD Subsidiary and protest or notice, except as may be provided for in the Agreement with respect to amounts payable by the LD Subsidiary.
(d)    The Guarantor agrees that, except by the complete and irrevocable payment of all amounts payable by the LD Subsidiary under the Agreement, its obligations under this Guaranty shall be unconditional and this Guaranty shall not be subject to any defense of set-off, counterclaim, recoupment or termination or discharge whatsoever by reason of the invalidity, illegality or unenforceability of any obligations under this Guaranty or any other defense that constitutes a legal or equitable discharge or defense of a guarantor or surety in its capacity as such irrespective of the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the LD Subsidiary or by any other circumstance, including, without limitation (i) assertions of amendment, waivers or forbearance affecting the Agreement or the related collateral; (ii) the LD Subsidiary’s lack of authorization to enter into the Agreement or its disability or bankruptcy; (iii) incomplete performance of the Agreement; (iv) delay by the Beneficiary in making a claim; (v) lack of complete disclosure of matters relevant to the Guarantor; and (vi) failure to notify the Guarantor.
(e)    If at any time payment under the Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the LD Subsidiary or the Guarantor or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made.
(f)    So long as any amount payable by the LD Subsidiary in connection with the Agreement is overdue and unpaid, the Guarantor shall not exercise any right of subrogation. If at any time when any amount is overdue and unpaid the Guarantor receives any amount as a result of any action against the LD Subsidiary or any of its property or assets or otherwise for or on account of any payment made by the Guarantor under this Guaranty, the Guarantor shall forthwith pay that amount received by it, to the extent necessary to satisfy any such amount overdue and unpaid, to the Beneficiary, to be credited and applied against the amount so payable by the LD Subsidiary and until payment is made to the Beneficiary the Guarantor shall hold such amounts in trust for the Beneficiary.
(g)    If the LD Subsidiary merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, the Guarantor shall nonetheless continue to be liable for the payment of all amounts payable by the LD Subsidiary under the Agreement to the extent such amounts are not paid when due by the LD Subsidiary.
2. Payments Free and Clear. Amounts due under this Guaranty shall be paid free and clear of all taxes, assessments or governmental charges payable by deduction or withholding from payment of amounts due under this Guaranty, except for (i) any tax, assessment or governmental charge that the LD Subsidiary would have been permitted to withhold or deduct, and would not have been required to gross-up or otherwise reimburse the Beneficiary, in accordance with the terms of the guaranteed obligations, or (ii) any tax, assessment or other governmental charge that would not have been imposed but for the failure by the Beneficiary to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with

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the United States if compliance is required as a precondition to exemption from such tax, assessment or other governmental charge. If the Beneficiary should receive or be granted a credit against or remission for such taxes, assessments or governmental charges it will, to the extent that it can do so without prejudice to the retention of the amount of such credit or remission, reimburse to the Guarantor such amount as it has concluded to be allocable to the relevant tax, assessment or governmental charge and any such reimbursement shall be conclusive evidence of the amount due to the Guarantor.
3. Remedies. The rights and remedies provided for in this Guaranty are in addition to and not exclusive of any rights and remedies available to the Beneficiary by law in respect of this Guaranty. A failure or delay in exercising any right, power or privilege in respect of this Guaranty will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege. If any amount payable by the Guarantor under this Guaranty is not paid when due, the Beneficiary may, without notice or demand of any kind, appropriate and apply toward the payment of any such amount any property, balance, credit, deposit account or money of the Guarantor (in any currency) that for any purpose is in the possession or control of the Beneficiary or any of its Affiliates (or any of its or their respective branches or offices). The Beneficiary shall be entitled to apply any amount received by it from any source, including the Guarantor, in respect of the LD Subsidiary’s obligations under the Agreement to the discharge of those obligations in such order as the Beneficiary may from time to time elect in its sole discretion.
4. Representations and Warranties. The Guarantor hereby makes to the Beneficiary the following representations and warranties:
(a)    The Guarantor is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing;
(b)    The Guarantor has the power to execute this Guaranty and any other documentation relating to this Guaranty to which it is a party, to deliver this Guaranty and any other documentation relating to this Guaranty that it is required by this Guaranty to deliver and to perform its obligations under this Guaranty and has taken all necessary action to authorize such execution, delivery and performance;
(c)    Such execution delivery and performance do not violate or conflict with any law applicable to the Guarantor, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and
(d)    The Guarantor’s obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

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5. Amendments, Waivers, Notices. Any amendments, waivers and modifications of or to any provision of this Guaranty and any consent to departure by the Guarantor from the terms of this Guaranty shall be in writing and signed and delivered by the Beneficiary and, in the case of any such amendment or modification, by the Guarantor, shall be consented to by the Holders of the Class F Notes (as defined in the Indenture referenced in the Agreement) and shall not otherwise be effective. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No failure or delay by the Beneficiary in exercising any right, power or privilege in respect of this Guaranty will be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. Any notice or communication to the Guarantor shall be sent to its address for notices set forth below, or such other address as may be specified by written notice from time to time, and any notice or communication to the Beneficiary shall be sent to its address for notices set forth in the Agreement, or such other address as may be specified by written notice from time to time. A copy of any amendment to this Guaranty shall be provided by the Guarantor to the Rating Agency.
6. Subrogation. Upon payment of any of its obligations under this Guaranty, the Guarantor shall be subrogated to the rights of the Beneficiary against the LD Subsidiary with respect to such obligations, and the Beneficiary agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.
7. Intent. The Guarantor intends that this Guaranty constitute a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code, and the Beneficiary’s right to exercise any other remedies hereunder is a contractual right to cause the liquidation, termination or acceleration of such Transactions as described in sections 555 and 561 of the Bankruptcy Code.
8.    Binding Effect; Assignment. This Guaranty shall inure to the benefit of and be binding upon the Guarantor and the Beneficiary and their respective successors and permitted assigns. The Guarantor shall not assign its obligations under this Guaranty unless (x) such assignment is (i) made to an entity with a senior unsecured rating (or counterparty risk assessment to the extent such entity has a counterparty risk assessment) from the Rating Agency at least equal to the senior unsecured rating of the Guarantor (or counterparty risk assessment to the extent the Guarantor has a counterparty risk assessment) by the Rating Agency as of the date hereof and (ii) such entity agrees to assume the obligations of the Guarantor hereunder and (y) the Rating Agency Condition is satisfied. The Beneficiary may not assign its rights hereunder to any other person without the prior written consent of the Guarantor; provided, however, that the Guarantor

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hereby consents to the Beneficiary’s pledge of its rights hereunder in connection with the transactions contemplated by the Indenture, dated as of the date hereof, between the Beneficiary, as issuer, U.S. Bank National Association, as standby servicer and securities intermediary, and U.S. Bank Trust Company, National Association, as indenture trustee and note calculation agent. Any other purported assignment without that consent shall be void.
9. Governing Law; Jurisdiction; Etc. This Guaranty shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York (without reference to the conflict of law doctrine which would apply the laws of a jurisdiction other than the State of New York). The parties hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Guaranty. The parties irrevocably submit to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, for purposes of any action or proceeding relating to this Guaranty. Each of the parties irrevocably waives, to the fullest extent permitted by law, any defense or objection it may have that any such action or proceeding in any such court has been brought in an inconvenient forum.
10. Termination. Notwithstanding Section 1(b) hereof, this Guaranty shall be terminated on the date (the “Effective Date”) that is fifteen (15) days after the Beneficiary has received by hand, certified mail, courier delivery, facsimile, or email, at its address for notices as referred to in Section 5 above, written notice from Guarantor that this Guaranty is being terminated; provided that any notice given under this Section shall not release Guarantor from the obligations hereunder in respect of any obligations guaranteed hereby existing prior to the Effective Date or arising out of any transaction entered into prior to the Effective Date.
11. Electronic Signatures. This Guaranty and any other documents to be delivered in connection herewith and therewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Guaranty or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Guaranty and such other documents may be made by facsimile, email or other electronic transmission.
12. Headings. The section headings in this Guaranty are for convenience of reference only and shall not affect the meaning or construction of any provision of this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty with effect from the date first written above.

LD HOLDINGS GROUP LLC

By:/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer
Address for Notices:
LD Holdings Group LLC
6561 Irvine Center Drive
Irvine, CA 92618
Attention: David Hayes

Guaranty (Mello 2024-1)
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